Exhibit 3.15

Execution Version

FOURTH AMENDMENT AND WAIVER

TO

LOAN AGREEMENT

This Fourth Amendment and Waiver to Loan Agreement (this “Amendment”), dated as of January 5, 2018, is executed and delivered by POGOTEC, INC. (“Borrower”) and Pacific Western Bank, a California state chartered bank (“Bank”). Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to those terms in the Loan Agreement (as defined below).

RECITALS

a. Borrower and Bank are parties to that certain Loan Agreement dated as of June 14, 2017, as amended by that certain First Amendment and Waiver to Loan Agreement dated as of June 29, 2017, that certain Second Amendment to Loan Agreement dated as of July 12, 2017, and that certain Third Amendment to Loan Agreement dated as of November 1, 2017 (the “Original Agreement”).

b. From and after the date hereof (the “Effective Date”), Borrower and Bank desire to supplement the terms and provisions of the Original Agreement as provided herein. The Original Agreement as amended hereby and as the same may be hereafter supplemented, amended, modified or restated from time to time is hereinafter referred to as the “Loan Agreement.”

NOW, THEREFORE, in consideration of the promises herein contained, and for other good and valuable consideration (the receipt, sufficiency and adequacy of which are hereby acknowledged), the parties hereto (intending to be legally bound) hereby agree as follows:

1. Incorporation. The foregoing preamble and recitals are incorporated herein by this reference.

2. Waiver. Borrower acknowledges that Borrower is currently in default under Section 6.6 of the Original Agreement (Financial Covenants) due to Borrower’s failure to maintain Remaining Months Liquidity (as defined in the Original Agreement) of at least 1.00 to 1.00 at all times as of November 30, 2017 through the Effective Date hereof (the “Existing Default”). Effective as of the Effective Date, subject to Section 10 below, Bank hereby waives the Existing Default. No course of dealing on the part of Bank or its officers, nor any failure or delay in the exercise of any right by Bank, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right. Bank’s failure at any time to require strict performance by Borrower of any provision shall not affect any right of Bank thereafter to demand strict compliance and performance. Any further suspension or waiver of a right must be in writing signed by an officer of Bank

3. Amendments. The Loan Agreement is hereby amended, as follows:

(a)  Section 6.6(a) of the Loan Agreement is hereby amended and restated as follows:

(a) Minimum Cash Plus Availability. Borrower’s Cash at Bank plus Availability shall not be less than $375,000, monitored on a daily basis.

(b) The following defined term is hereby added to Exhibit A of the Loan Agreement as follows:

“Availability” means an amount equal to the Revolving Line minus (a) any amounts outstanding under the Ancillary Services Sublimit and (b) the aggregate amount of all outstanding Advances.

(c) The following defined terms contained in Exhibit A to the Loan Agreement are hereby deleted:

“Cash Burn” means an amount equal to (a) the prior period’s Cash minus (b) the current period’s ending Cash that has been adjusted for any changes to Cash as a result of (i) borrowings and repayments of borrowings, (ii) proceeds from the sale of equity, (iii) the exercise of stock options or warrants, (iv) paid-in-capital and minority interest, (v) financed inventory expenses under the GemCap Agreement, and (vi) Borrower’s payment to Jabil Inc. of $2,978,348 on June 6, 2017.

“Liquidity” means the sum of (a) Cash at Bank, plus (b) 75% of net Accounts less than 90 days from invoice date, plus (c) the amount of the Revolving Line less the aggregate outstanding principal amount of all amounts outstanding under the Revolving Line.

“Remaining Months Liquidity” means the ratio of Liquidity to Cash Burn.

4. Representations and Warranties. Borrower hereby represents and warrants to Bank, which representations and warranties shall survive the execution and delivery hereof, that: (a) this Amendment is the legally valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, and (b) except as otherwise set forth below, each of the representations and warranties contained in the Loan Agreement, as well as all other representations and warranties contained in the other Loan Documents, are true and correct in all respects to the extent required under the Loan Agreement.

5. Successors and Assigns. This Amendment shall be binding upon Borrower and Bank’s successors and assigns and shall inure to the benefit of Borrower and Bank’s successors and assigns. No other person or entity shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Amendment. Borrower may not assign or transfer any of its rights or obligations under this Amendment without the prior written consent of Bank.

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6. Severability; Construction. Wherever possible, each provision of this Amendment shall be interpreted in such a manner so as to be effective and valid under applicable law, but, if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such provision or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment. All obligations of Borrower and rights of Bank expressed herein shall be in addition to and not in limitation of those provided by applicable law.

7. Counterparts; Facsimile and other Electronic Transmission. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment. Receipt of an executed signature page to this Amendment by facsimile or other electronic transmission shall constitute for all purposes effective delivery thereof Electronic records of this executed Amendment maintained by Bank shall be deemed to be originals.

8. GOVERNING LAW. THIS AMENDMENT SHALL BE A CONTRACT MADE UNDER AND BE CONSTRUED, ENFORCED AND GOVERNED BY THE LAWS OF THE STATE OF NORTH CAROLINA APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

9. WAIVER OF JURY TRIAL. BANK AND BORROWER WAIVE ANY RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AMENDMENT OR ANY TRANSACTION CONTEMPLATED HEREIN, INCLUDING CLAIMS BASED ON CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER COMMON LAW OR STATUTORY BASES. ALL DISPUTES, CONTROVERSIES, CLAIMS, ACTIONS AND SIMILAR PROCEEDINGS ARISING WITH RESPECT TO BORROWER’S ACCOUNT(S) OR ANY RELATED AGREEMENT OR TRANSACTION SHALL BE BROUGHT IN THE GENERAL COURT OF JUSTICE OF NORTH CAROLINA SITTING IN DURHAM COUNTY, NORTH CAROLINA OR THE UNITED STATES DISTRICT COURT FOR THE MIDDLE DISTRICT OF NORTH CAROLINA, EXCEPT AS PROVIDED BELOW WITH RESPECT TO ARBITRATION OF SUCH MATTERS. IF THE JURY WAIVER SET FORTH IN THIS SECTION IS NOT ENFORCEABLE, THEN ANY DISPUTE, CONTROVERSY OR CLAIM ARISING OUT OF OR RELATING TO THIS AMENDMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN WILL BE FINALLY SETTLED BY BINDING ARBITRATION IN DURHAM COUNTY, NORTH CAROLINA IN ACCORDANCE WITH THE THEN-CURRENT COMMERCIAL ARBITRATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION BY ONE ARBITRATOR APPOINTED IN ACCORDANCE WITH SAID RULES. THE ARBITRATOR SHALL APPLY NORTH CAROLINA LAW TO THE RESOLUTION OF ANY DISPUTE, WITHOUT REFERENCE TO RULES OF CONFLICTS OF LAW OR RULES OF STATUTORY ARBITRATION. JUDGMENT ON THE AWARD RENDERED BY THE ARBITRATOR MAY BE ENTERED IN ANY COURT HAVING JURISDICTION THEREOF. NOTWITHSTANDING THE FOREGOING, THE PARTIES MAY APPLY TO ANY COURT OF COMPETENT JURISDICTION FOR PRELIMINARY OR INTERIM EQUITABLE RELIEF OR TO COMPEL ARBITRATION IN ACCORDANCE WITH THIS PARAGRAPH. THE EXPENSES OF THE ARBITRATION, INCLUDING THE ARBITRATOR’S FEES, REASONABLE ATTORNEYS’ FEES AND EXPERT WITNESS FEES, INCURRED BY THE PARTIES TO THE ARBITRATION MAY BE AWARDED TO THE PREVAILING PARTY, IN THE DISCRETION OF THE ARBITRATOR, OR MAY BE APPORTIONED BETWEEN THE PARTIES IN ANY MANNER DEEMED APPROPRIATE BY THE ARBITRATOR. UNLESS AND UNTIL THE ARBITRATOR DECIDES THAT ONE PARTY IS TO PAY FOR ALL (OR A SHARE) OF SUCH EXPENSES, ALL PARTIES SHALL SHARE EQUALLY IN THE PAYMENT OF THE ARBITRATOR’S FEES AS AND WHEN BILLED BY THE ARBITRATOR.

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10. Conditions to Effectiveness. As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a) this Amendment, duly executed by Borrower;

(b) payment of a $150 facility fee, which may be debited from any of Borrower’s account(s);

(c) payment of all Bank Expenses, including Bank’s expenses for the documentation of this Amendment and any related documents, and any UCC, good standing or intellectual property search or filing fees, which may be debited from Borrower’s account(s); and

(d) such other documents and completion of such other matters as Bank may reasonably deem necessary or appropriate.

[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned have caused this Fourth Amendment and Waiver to be duly executed and delivered as of the date first above written.

BORROWER:

POGOTEC, INC.

By:	/s/ Diane J. Munn
Name	Diane J. Munn
Title:	CFO

BANK:

PACIFIC WESTERN BANK

By:	/s/
Name
Title:	VP

[Signature Page to Fourth Amendment and Waiver to Loan Agreement]